Exhibit 99.1

International Medical Staffing, Inc.
542 East 3rd Street
Brooklyn, NY 11218

PRESS RELEASE	Contact:
June 8, 2009	stephen@unitedmktg.com

PureSpectrum, Inc. acquires control of International Medical Staffing, Inc.

BROOKLYN, NY – Effective June 3 2009, International Medical Staffing, Inc. has undergone a change in control resulting from the purchase of 3,600,000 shares or 64.29 percent of IMSG outstanding common stock by Nevada corporation PureSpectrum, Inc. (Pink Sheets: PSPM).

Concurrent with the change in control Aron Fishl Paluch resigned as the sole director for IMSG and PSPM president and CEO Lee Vanatta was elected a director of IMSG effective on the 11th day after the filing of Schedule 14F-1 with the Securities and Exchange Commission by IMSG. Effective June 3, Mr. Paluch also resigned as the president, secretary and treasurer of IMSG and Mr. Vanatta was elected to these positions.

Contact stephen@unitedmktg.com for more information about IMSG or call (912) 961-4980 for more information about PSPM.

END

Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements.  Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements.